Exhibit 8.1

Advocaten Notarissen Belastingadviseurs

To: LYB International Finance B.V. Stationsplein 45 3013 AK Rotterdam The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 16 July 2013	P.H. Sleurink
Tax lawyer

Our ref.    M17477272/1/20571810/CDB

Dear Sir/Madam,

LYB International Finance B.V. (the “Issuer”)

USD 750,000,000 4.000 % guaranteed notes due 2023

USD 750,000,000 5.250 % guaranteed notes due 2043

(the “Notes”)

1	Introduction

I act as Dutch tax adviser to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of a draft of the Current Report;

3.2	A copy of the Prospectus and a copy of the Prospectus Supplement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Current Report has been or will have been filed with the SEC in the form referred to in this opinion.

5	Opinion

Based on the documents referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	The statements in the Prospectus as supplemented by the Prospectus Supplement under the heading “Certain tax consequences – Material Dutch Tax Considerations”, to the extent that they are statements as to Dutch Tax law, are correct.

6	Reliance

6.1	This opinion is an exhibit to the Current Report and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Current Report and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(i)	file this opinion as an exhibit to the Current Report; and

(ii)	refer to De Brauw giving this opinion under the headings “Item 8.01. Other Events” and “Item 9.01. Financial Statements and Exhibits” in the Current Report.

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The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

Paul H. Sleurink

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Annex – Definitions

In this opinion:

“Current Report” means the Issuer’s current report on form 8-K dated 11 July 2013 reporting the issuance of the Notes (excluding any documents incorporated by reference in it and any exhibits to it).

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Dutch Tax” means any tax of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

“Issuer” means LYB International Finance B.V., with corporate seat in Rotterdam.

“Notes” means the USD 750,000,000 4.000 % guaranteed notes issued by the Issuer due 2023 and the USD 750,000,000 5.250 % guaranteed notes issued by the Issuer due 2043.

“Prospectus” means the prospectus included in the registration statement on form S-3 dated 17 June 2013 filed by the Issuer with the SEC.

“Prospectus Supplement” means the prospectus supplement dated 11 July 2013 for the Notes.

“Registration” means the registration by the Issuer of the Notes with the SEC under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

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